SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)     October 15, 1998
                                                     ----------------

                               The CIT Group, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware               1-1861                       13-2994534
--------------------------------------------------------------------------------
         (State or other        (Commission                  (IRS Employer
         jurisdiction of        File Number)                 Identification No.)
         incorporation)


                           1211 Avenue of the Americas
                           New York, New York 10036
--------------------------------------------------------------------------------


Registrant's telephone number, including area code  (212)536-1390
                                                    -------------


--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.           Other Events.
                  --------------

         See the attached press releases, which are incorporated herein by reference, regarding:

         1.   The 1998 third quarter and nine month earnings, filed as
              Exhibit 99.1;
         2. The declaration of a dividend for the quarter ending September 30, 1998 of $.10 per share, payable on November 30, 1998 to holders of record at the close of business on November 11, 1998, filed as
              Exhibit 99.2; and
         3. The filing of a registration statement with the Securities and Exchange Commission for 49 million shares of Class A Common Stock.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits.

                  99.1 Press Release, dated October 15, 1998, Regarding 1998 Third Quarter and Nine Month Earnings.

                  99.2 Press Release, dated October 15, 1998, Regarding Declaration of a Dividend for the Quarter Ending September 30, 1998.

                  99.3 Press Release, dated October 15, 1998, Regarding Filing of a Registration Statement For 49 Million Shares of Class A Common Stock.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                THE CIT GROUP, INC.
                                                --------------------------------
                                                (Registrant)


                                                By: /s/ JOSEPH M. LEONE
                                                --------------------------------
                                                Joseph M. Leone
                                                Executive Vice President and
                                                Chief Financial Officer

Dated:  October 15, 1998

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               THE CIT GROUP, INC.
                                               ---------------------------------
                                               (Registrant)


                                               By:
                                               ---------------------------------
                                               Joseph M. Leone
                                               Executive Vice President and
                                               Chief Financial Officer

Dated:  October 15, 1998

                                                                    Exhibit 99.1
[The CIT Group, Inc. Logo]
                                            Contact: Jeffrey Simon
                                                     Senior Vice President
                                                     Investor Relations
                                                     (973) 535-5911
FROM:           THE CIT GROUP, INC.
                1211 AVENUE OF THE AMERICAS
                NEW YORK, NY  10036

FOR IMMEDIATE RELEASE
---------------------

THE CIT GROUP ANNOUNCES RECORD THIRD QUARTER AND RECORD NINE MONTH
------------------------------------------------------------------
NET INCOME OF $86.1 MILLION, $.53 PER DILUTED SHARE AND $251.5 MILLION,
-----------------------------------------------------------------------
                             $1.54 PER DILUTED SHARE
                             -----------------------

     NEW YORK, NEW YORK, October 15, 1998 --- The CIT Group, Inc. (NYSE: CIT) today announced record 1998 third quarter net income of $86.1 million, up 14.3% from $75.3 million reported for 1997. Nine month net income totaled a record $251.5 million, up from $239.1 million reported in 1997. The 1997 earnings included a one-time $58 million pretax gain on the sale of an equity interest acquired in a loan workout and certain nonrecurring expenses. Excluding these special items, 1997 net income was $210.4 million for the first nine months.
     Earnings per diluted share for the third quarter of 1998 were $0.53, up from $0.48 for the third quarter of last year, with nine month earnings per diluted share increasing to $1.54 from $1.33, excluding the 1997 special items. The strong 1998 earnings for the quarter and nine months reflect continued significant growth in all business units, sharply lower commercial credit losses, and continued improvements in operating efficiency.
     "The recent market upheaval highlights the important strengths of financial service companies like CIT. Our highly rated balance sheet, diversity of businesses, and strong capital position serve us well," said Albert R. Gamper, Jr., president and chief executive officer. "We will continue to focus on opportunities in line with our business strategy which includes an emphasis on strong credit quality and collateral coverage, a domestic marketing focus, and growing our franchise businesses."

Financial highlights:
     Total managed assets increased to $25.4 billion at September 30, 1998, up 13.9% from $22.3 billion December 31, 1997. Commercial financing and leasing assets grew to $18.0 billion, up approximately $1.7 billion or 10.4% from September 30, 1997 and an increase of $2.0 billion or 12.5% from year-end 1997. Consumer managed assets increased to $7.4 billion, up approximately $1.5 billion or 25.4% from $5.9 billion a year ago and 17.0% from December 31, 1997.
     Net finance income improved to $246.8 million in the third quarter of 1998 compared with $226.0 million in the third quarter of 1997 as a result of strong 1998 asset growth. Third quarter net finance income as a percentage of average earning assets was 4.78%, compared to 4.92% in the third quarter of 1997.
     Fees and other income for the third quarter of 1998 were $69.0 million, down 12.5% from $78.9 million for the third quarter of 1997. Lower gains on securitizations of $7.3 million in 1998 versus $21.5 million in 1997, were partially offset by higher servicing fees and gains on the sale of equipment coming off lease.
     Productivity improved while expense growth was well contained. Salaries and general operating expenses for the third quarter of 1998 totaled $105.3 million compared with $103.6 million for the third quarter of 1997, an increase of 1.6%. The efficiency ratio improved to 39.2% in the 1998 third quarter from 40.2% a year ago.
     The provision for credit losses was $30.6 million in the 1998 third quarter, a decrease of $5.2 million from the prior year principally due to lower 1998 chargeoffs. The 1998 third quarter net chargeoffs of $21.6 million, 0.46% of average finance receivables, declined from $24.6 million, 0.57%, for the third quarter of 1997. At September 30, 1998, the reserve for credit losses increased to $257.9 million, up $12.1 million from $245.8 million at June 30, 1998, and up $22.3 million from $235.6 million at year-end 1997.
     The CIT Group, Inc., one of the nation's largest commercial and consumer lending organizations, is an affiliate of and majority-owned by The Dai-Ichi Kangyo Bank, Limited, one of the largest banks in the world.



              (SEE ATTACHED TABLES FOR ADDITIONAL FINANCIAL DATA).

                      THE CIT GROUP, INC. AND SUBSIDIARIES
                         CONSOLIDATED INCOME STATEMENTS
               (Dollars in Millions, except Net Income per Share)

                                          For the Quarter    For the Nine Months
                                        Ended September 30,  Ended September 30,
                                      ------------------------------------------
                                         1998       1997      1998       1997
                                         ----       ----      ----       ----

Finance income                          $510.6     $463.0    $1,481.4   $1,352.0
Interest expense                         263.8      237.0       766.2      693.7
                                        ------     ------     -------    -------
  Net finance income                     246.8      226.0       715.2      658.3

Fees and other income                     69.0       78.9       196.1      186.0
Gain on sale of equity interest
 acquired in loan workout                  -         _-__        -___       58.0
                                        ------    -------       -----      -----
  Operating revenue                      315.8      304.9       911.3      902.3
                                        ------    -------      ------      -----

Salaries and general operating expenses  105.3      103.6       311.0      314.1
Provision for credit losses               30.6       35.8        75.0       91.8
Depreciation on operating lease equipment 42.7       42.3       121.4      108.3
Minority interest in subsidiary trust
 holding solely debentures of the Company  4.8        4.8        14.4       11.5
                                         -----   --------    --------    -------
  Operating expenses                     183.4      186.5       521.8      525.7
                                         -----   --------    --------    -------

Income before provision for income taxes 132.4      118.4       389.5      376.6

Provision for income taxes                46.3       43.1       138.0      137.5
                                        ------   --------     -------    -------
Net income                             $  86.1  $    75.3      $251.5    $ 239.1
                                      ========  =========      ======    =======

Basic net income per share               $0.53      $0.48       $1.55      $1.52
 Weighted average shares
 outstanding                     162,143,304 157,500,000 162,197,469 157,500,000
Diluted net income per share             $0.53      $0.48       $1.54      $1.51
 Weighted average shares
 outstanding                     163,304,325 158,448,527 163,488,689 158,448,527

                      THE CIT GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                              (Amounts in Millions)
                                                 September 30,      December 31,
                                                     1998               1997
                                                     ----               ----
                                                  (unaudited)
Assets
Financing and leasing assets
Loans
  Commercial                                      $10,979.1        $   9,922.5
  Consumer                                          3,975.4            3,664.8
Commercial lease receivables                        4,570.5            4,132.4
                                                  ---------        -----------
  Finance receivables                              19,525.0           17,719.7
Reserve for credit losses                            (257.9)            (235.6)
                                                  ---------        -----------
  Net finance receivables                          19,267.1           17,484.1
Operating lease equipment, net                      2,395.0            1,905.6
Consumer finance receivables held for sale            829.7              268.2
Cash and cash equivalents                             175.4              140.4
Other assets                                          843.2              665.8
                                                -----------        -----------
 Total assets                                   $  23,510.4        $  20,464.1
                                                ===========        ===========

Liabilities and Stockholders' Equity
Debt
Commercial paper                                $   7,079.1        $   5,559.6
Variable rate senior notes                          3,575.0            2,861.5
Fixed rate senior notes                             6,953.0            6,593.8
Subordinated fixed rate notes                         200.0              300.0
                                                -----------        -----------
  Total debt                                       17,807.1           15,314.9
Credit balances of factoring clients                1,429.1            1,202.6
Accrued liabilities and payables                      707.1              660.1
Deferred federal income taxes                         677.5              603.6
                                                -----------        -----------
  Total liabilities                                20,620.8           17,781.2
Company-obligated mandatorily redeemable
 preferred securities of subsidiary trust holding
 solely debentures of the Company                     250.0              250.0

Stockholders' equity
Class A common stock, par value $0.01 per share;
   Authorized 700,000,000 shares
   Issued: 37,146,379 shares in 1998 and 37,173,527
      shares in 1997
  Outstanding: 36,537,579 shares in 1998 and
       37,173,527 shares in 1997                        0.4               0.4
Class B common stock, par value $0.01 per share,
510,000,000 shares authorized and 126,000,000
issued and outstanding                                 1.3               1.3
Paid-in capital                                       952.3             948.3
Retained earnings                                   1,701.8           1,482.9
Treasury stock at cost (608,800 shares; Class A)      (16.2)          __-____
                                                 ----------           -------
Total stockholders' equity                          2,639.6           2,432.9
                                                 ----------         ---------
Total liabilities and stockholders' equity        $23,510.4         $20,464.1
                                                  =========         =========

                      THE CIT GROUP, INC. AND SUBSIDIARIES
                             SELECTED FINANCIAL DATA


                                     For the Quarter Ended   For the Nine Months
                                         September 30,       Ended September 30,
                                   ---------------------------------------------
                                             1998    1997      1998      1997
Selected Data and Ratios
Profitability
Net income per diluted share                $0.53   $0.48     $1.54     $1.51
Return on average
  stockholders' equity                      13.18%  13.52%    13.19%    14.72%
Return on AEA                                1.67%   1.64%     1.68%     1.77%
Efficiency ratio                            39.2%   40.2%     40.1%     40.1%
Ratios Excluding Nonrecurring Items(1)
Net Income per diluted share                $0.53   $0.48     $1.54     $1.33
Return on average stockholder's equity      13.18%  13.64%    13.19%    13.01%
Return on AEA                                1.67%   1.64%     1.68%     1.56%
Efficiency ratio                            39.2%   40.2%     40.1%     42.0%
Other
Net interest margin as a percentage of AEA   4.78%   4.92%     4.78%     4.87%
Salaries and general operating expenses
 as a percentage of average
 managed assets(2)                           1.82%   2.05%     1.86%     2.11%
Net credit losses as a percentage of:
  Total average finance receivables          0.46%   0.57%     0.42%     0.63%
  Total average managed assets               0.37%   0.49%     0.35%     0.54%
  Commercial average finance receivables     0.30%   0.43%     0.24%     0.52%
  Consumer average finance receivables       1.08%   1.17%     1.12%     1.11%
  Consumer average managed assets            0.87%   0.89%     0.89%     0.87%


Credit Quality               At September 30,  At December 31,  At September 30,
60+ days contractual               1998              1997             1997
 delinquency as a
 percentage of finance
 receivables
  Commercial                        1.26%            1.20%              1.22%
  Consumer                          3.30%            3.48%              3.28%
    Total                           1.67%            1.67%              1.60%
Total nonperforming assets
 as a percentage of finance
 receivables (3)                    1.34%            1.17%              1.09%
Reserve for credit losses
 as a percentage of finance
 receivables                        1.32%            1.33%              1.30%
Ratio of reserve for credit
 losses to trailing twelve-month
 net credit losses                  3.27x            2.33x              2.12x
Capital and Leverage
Total debt to stockholders' equity
 and Company-obligated mandatorily
 redeemable preferred securities of
 subsidiary trust holding solely
 debentures of the Company          6.16x            5.71x              6.25x
Total debt to stockholders'
 equity (4)                         6.84x            6.40x              7.06x
Total common stockholders'
 equity (in millions)          $2,639.6       $  2,432.9        $   2,242.7


(1) Earnings for the nine months of 1997 exclude $.18 per diluted share related to the net effect of a gain on the sale of an equity interest acquired in a loan workout and certain nonrecurring expenses.
(2) Average managed assets reflect average earning assets plus the average of consumer finance receivables previously securitized and currently managed by the Company.
(3) Total nonperforming assets reflect both commercial and consumer finance receivables on nonaccrual status and assets received in satisfaction of loans.
(4) Total debt includes, and stockholders' equity excludes, $250.0 million of Company-obligated mandatorily redeemable preferred securities of subsidiary trust holding solely debentures of the Company.

                      THE CIT GROUP, INC. AND SUBSIDIARIES
                              (Amounts in Millions)

MANAGED ASSETS             At September 30,   At December 31,   At September 30,
                                 1998              1997               1997
                                 ----              ----               ----
Commercial:
  Finance receivables         $15,549.6          $ 14,054.9       $14,603.4
  Operating lease
  equipment, net                2,395.0             1,905.6         1,675.7
  Other                            87.3                65.8            60.0
                               --------          ----------       ---------
    Total Commercial           18,031.9            16,026.3        16,339.1
                             ----------          ----------       ---------
Consumer:
  Finance receivables           3,975.4             3,664.8         3,344.9
  Finance receivables held
   for sale                       829.7               268.2           654.3
  Finance receivables
    previously securitized      2,586.9             2,385.6         1,918.3
                               --------            --------        --------
    Total Consumer              7,392.0             6,318.6         5,917.5
                               --------            --------        --------
  Total managed assets       $ 25,423.9          $ 22,344.9     $  22,256.6
                             ==========          ==========     ===========


MANAGED ASSETS BY BUSINESS UNIT
                           At September 30,   At December 31,   At September 30,
                                 1998              1997               1997
                                 ----              ----               ----
Equipment Financing
  Finance Receivables        $8,060.3          $    7,403.4    $    7,182.1
  Operating lease
  equipment, net                676.7                 623.8           533.5
                             --------          ------------    ------------
   Total Equipment
   Financing                  8,737.0               8,027.2         7,715.6
                             --------          ------------    ------------

Capital Finance
  Finance Receivables        $1,662.0          $    1,755.5       $ 1,790.3
  Operating lease
  equipment, net              1,690.6               1,251.8         1,101.2
                             --------          ------------       ---------
                              3,352.6               3,007.3         2,891.5
  Liquidating Portfolio**       497.5                 675.2           771.2
                             --------          ------------       ---------
    Total Capital Finance     3,850.1               3,682.5         3,662.7
                             --------          ------------       ---------

Commercial Services           2,762.1               2,113.1         2,586.9
Business Credit*              1,545.5               1,247.9         1,435.7
Credit Finance*               1,049.9                 889.8           878.2
Equity Investments               87.3                  65.8            60.0
                             --------          ------------       ---------
  Total Commercial           18,031.9              16,026.3        16,339.1
                             --------          ------------       ---------

Consumer Finance              2,123.7               1,992.3         1,856.4
Sales Financing               2,681.4               1,940.7         2,142.8
                             --------          ------------       ---------
  Total Consumer              4,805.1               3,933.0         3,999.2
                             --------          ------------       ---------
Finance receivables
previously securitized:
  Consumer Finance              661.2                 453.8           482.9
  Sales Financing             1,925.7               1,931.8         1,435.4
                             --------          ------------       ---------
                              2,586.9               2,385.6         1,918.3
                             --------          ------------       ---------
   Total managed assets     $25,423.9          $   22,344.9    $   22,256.6
                            =========          ============    ============
Sales Financing managed
assets by product line:
 Recreation vehicles        $ 1,786.4          $    1,596.5    $    1,464.3
 Manufactured housing         1,503.3               1,471.9         1,405.8
 Recreational boat            1,092.4                 682.5           609.7
 Wholesale inventory
  financing                     225.1                 121.6            98.4
                            ---------          ------------    ------------
                            $ 4,607.2          $    3,872.5    $    3,578.2
                            =========          ============    ============
* In October 1997, $95.0 million of finance receivables were transferred from Business Credit to Credit Finance.
** Consists primarily of oceangoing maritime and project finance.

                      THE CIT GROUP, INC. AND SUBSIDIARIES
                              (Amounts in Millions)

FEES AND OTHER INCOME                  Three Months Ended      Nine Months Ended
                                        September 30,            September 30,
                                   ------------------------   ------------------
                                      1998           1997      1998         1997
                                      ----           ----      ----         ----
  Factoring commissions             $ 24.8        $ 26.0    $ 70.4       $  69.4
  Fees and other income               24.9          19.5      69.0          53.8
  Gains on sales of leasing
   equipment                          11.4           7.9      35.2          27.0
  Gains on securitizations             7.3          21.5      12.5          23.8
  Gains on sales of venture
   capital investments                  .6           4.0       9.0          12.0
                                    ------        ------    ------       -------
                                    $ 69.0        $ 78.9    $196.1       $ 186.0
                                    ======        ======    ======       =======

                                                                    Exhibit 99.2
[The CIT Group, Inc. Logo]
                                            Contact: Jeffrey Simon
                                                     Senior Vice President
                                                     Investor Relations
                                                     (973) 535-5911

FROM:           THE CIT GROUP, INC.
                1211 AVENUE OF THE AMERICAS
                NEW YORK, NY  10036

FOR IMMEDIATE RELEASE
---------------------


             THE CIT GROUP, INC. DECLARES REGULAR QUARTERLY DIVIDEND
             -------------------------------------------------------


    NEW YORK, NEW YORK, October 15, 1998 --- The Board of Directors of The
CIT Group, Inc. (NYSE:CIT) declared a regular quarterly cash dividend of $.10 per common share for shareholders of record on November 11, 1998. The cash dividend is payable on November 30, 1998.
    With more than $25 billion in managed assets, The CIT Group, Inc. (http://www.citgroup.com) is one of the nation's largest commercial and consumer financing companies. Founded in 1908, the Company provides diversified financing products and services to a broad range of customers through strategically focused business units.


                                      # # #

                                                                    Exhibit 99.3
[The CIT Group, Inc. Logo]
                                             Contact: Jeffrey Simon
                                                      Senior Vice President
                                                      Investor Relations
                                                      (973) 535-5911

FROM:           THE CIT GROUP, INC.
                1211 AVENUE OF THE AMERICAS
                NEW YORK, NY  10036

FOR IMMEDIATE RELEASE
---------------------


      THE CIT GROUP TO REGISTER 49 MILLION SHARES OF COMMON STOCK
      -----------------------------------------------------------
                          FOR THE DAI-ICHI KANGYO BANK.
                          -----------------------------

NEW YORK, NEW YORK, OCTOBER 15,1998--THE CIT GROUP, INC. (NYSE:CIT) announced today that it will file a registration statement with the SEC on behalf of The Dai-Ichi-Kangyo Bank, ("DKB"), to sell 49 million Class A common shares of The CIT Group, representing 30% of the outstanding shares. After this sale, DKB will have economic and voting interests of approximately 47% of CIT.

 "We have decided to sell down part of our stake in CIT in order to raise capital, deconsolidate our investment, and at the same time, provide greater liquidity in CIT's public shares", said Takasuke Kaneko, Deputy President of DKB. "CIT is a terrific strategic investment for DKB that has grown in value in the 1990's. Our continuing stake provides us with an investment in a company with a strong position in the United States."

"CIT management strongly supports DKB's decision and we believe that the structure of this transaction will enhance shareholder value over time", said Albert R. Gamper, Jr., President and CEO of CIT.

Currently, DKB owns all 126 million shares of the Class B common stock which have five votes per share. The public owns all of the 36.5 million shares of the Class A common stock which have one vote per share. Concurrent with the sale of the 49 million shares, all of DKB's Class B shares will be converted to Class A shares.

J. P. Morgan & Co. will be running the books on the Offering.

The Offering will only be made by means of a prospectus. This press release shall not constitute an offer to sell or the solicitation of an offer to buy.

THE CIT GROUP, Inc., established in 1908, is one of the nation's largest commercial and consumer lending organizations.